This document consists of  8 pages, of which this page is number 1.   The
Index to Exhibits is on page 8.

          As filed with the Securities and Exchange Commission on April 24, 1998
                                                     Registration No.  333-00436
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                                KERAVISION, INC.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                  77-0328942
          (State of Incorporation)  (I.R.S. Employer Identification No.)

                              48630 Milmont Drive
                           Fremont, California  94538
                    (Address of principal executive offices)
                             _____________________
                        1997 EMPLOYEE STOCK OPTION PLAN

                            (Full title of the Plan)
                             _____________________
                                Thomas M. Loarie
                Chairman, President and Chief Executive Officer
                                KeraVision, Inc.
                              48630 Milmont Drive
                           Fremont, California  94538
                                 (510) 353-3000
           (Name, address and telephone number of agent for service)
                             _____________________
                                   Copies to:
                                MICHAEL W. HALL
                             EDMUND S. RUFFIN, JR.
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California   94025
                                 (415) 854-4488


              (Calculation of Registration Fee on Following Page)

--------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed              Proposed
                                                 Maximum               Maximum              Maximum
                                              Amount to be           Offering Price         Aggregate        Amount of
                                                Registered             Per Share          Offering Price   Registration Fee
   Title of Securities to be Registered
--------------------------------------------------------------------------------------------------------------------------
1997 EMPLOYEE STOCK OPTION PLAN
 Common Stock,
 $.001 par value...........................       193,365 Shares              $7.468(1)       $1,444,050           $425.99
 Common Stock,
 $.001 par value...........................       106,635 Shares              $8.563(2)       $  919,727           $271.32
--------------------------------------------------------------------------------------------------------------------------
     TOTAL                                        300,000 Shares                              $2,363,777           $697.31
-------------------------------------------

_______________________
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to issued options is based on the average weighted exercise price per share of outstanding options under the referenced Plan.
(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on April 21, 1998.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE
-------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on March 30, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Registrant's Annual Report on Form 10-K contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1997.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed on June 27, 1995, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES
        -------------------------

        Not  Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------


       As of the date of this filing, certain members of Venture Law Group, general corporate counsel to the Company, beneficially own an aggregate of 16,125 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------


     The Registrant's Certificate of Incorporation, as amended, limits the liability of directors for monetary damages arising from breach of their fiduciary duty of care to the fullest extent permissible under Delaware law, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). Registrant's Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

     The Company believes that the limitation provision in its Bylaws and indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company. It is the opinion of the staff of the Commission that indemnification provisions such as those contained in the Company's Certificate of Incorporation, Bylaws and the indemnification agreements have no effect on a director's or officer's liability under the federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------


       Not Applicable.

ITEM 8. EXHIBITS
        --------

    Exhibit
    Number     Document
    ------     --------

      5.1      Opinion of Venture Law Group, A Professional Corporation.
      23.1 Consent of Venture Law Group, A Professional Corporation (contained in Exhibit 5.1 hereto).
      23.2     Consent of Ernst & Young LLP, Independent Auditors.
      24.1     Power of Attorney (see page 7).

ITEM 9. UNDERTAKINGS
        ------------

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and
is, therefore, unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                            [Signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, KeraVision, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 23, 1998.


                                    KERAVISION, INC.



                                    By: /s/ Mark Fischer-Colbrie
                                        --------------------------
                                        Mark Fischer-Colbrie, Chief Financial
                                        Officer, Vice President of Finance
                                        and Administration

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Fischer-Colbrie and Thomas M. Loarie, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act or thing necessary to be done in and about the premises and hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                          Date
------------------------------------  ------------------------------------  ---------------------
        /s/ Thomas M. Loarie          Chairman of the Board, President      April 23, 1998
------------------------------------  and Chief Executive Officer
         (Thomas M. Loarie)           (Principal Executive Officer)


 /s/ Mark Fischer-Colbrie             Vice President, Finance and           April 23, 1998
------------------------------------  Administration; Chief Financial
    (Mark Fischer-Colbrie)            Officer and Assistant Secretary
                                      (Principal Financial and Accounting
                                      Officer)

    /s/ Kshitij Mohan                 Director                              April 23, 1998
------------------------------------
     (Kshitij Mohan)

   /s/ Charles Crocker                Director                              April 23, 1998
------------------------------------
     (Charles Crocker)
                                      Director
------------------------------------
     (John R. Gilbert)

                                      Director
------------------------------------
     (Lawrence Lehmkuhl)

   /s/ Steven N. Weiss                Director                              April 23, 1998
------------------------------------
     (Steven N. Weiss)
                                      Director
------------------------------------
       (Art Pappas)

                               INDEX TO EXHIBITS

  Exhibit
  Number
  ------

     5.1   Opinion of Venture Law Group, A Professional Corporation.
     23.1 Consent of Venture Law Group, A Professional Corporation (contained in Exhibit 5.1 hereto).
     23.2  Consent of Ernst & Young LLP, Independent Auditors.
     24.1  Power of Attorney (see page 7).